Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The unaudited pro forma condensed combined financial data set forth below gives effect to the acquisition (the “acquisition”) of the industrial adhesives and synthetic polymers business (the “Business”) of Forbo Holding AG (“Forbo”) by H.B. Fuller Company (“H.B. Fuller”), the issuance of $250 million of 4.12 percent Senior Notes and the draw down of the $150 million term loan with an initial interest rate of 1.75 percent which represented the prevailing LIBOR plus a spread of 150 basis points, by the application of the pro forma adjustments to the historical condensed consolidated financial statements of H.B. Fuller. The unaudited pro forma condensed combined financial data should be read in conjunction with the audited consolidated financial statements and notes of H.B. Fuller on Form 10-K for the fiscal year ended December 3, 2011, the unaudited condensed consolidated financial statements and notes of H.B. Fuller on Form 10-Q for the quarterly period ended March 3, 2012, the attached combined financial information of the Business in Exhibit 99.1 and Exhibit 99.2, and the accompanying notes to the unaudited pro forma condensed combined financial data.

The unaudited pro forma condensed combined balance sheet as of March 3, 2012 gives effect to the acquisition and the issuance of the notes and draw down of the term loan as if they had occurred on such date. The unaudited pro forma condensed combined statements of income give effect to the acquisition and the issuance of the notes and the draw down of the term loan as if they occurred as of November 28, 2010, the beginning of H.B. Fuller’s 2011 fiscal year. The unaudited pro forma condensed combined financial data do not purport to represent what H.B. Fuller’s results or financial position would have been if the acquisition had occurred as of the dates indicated or what such results will be for any future periods. The actual results in the periods following the acquisition may differ significantly from that reflected in the unaudited pro forma condensed combined financial data for a number of reasons including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma condensed combined financial data and actual amounts and, completion of a final valuation of the acquisition and other reviews, including a valuation of the Business’ fixed assets and intangible assets, evaluation of contingent liabilities and changes in exchange rates. In addition, no adjustments have been made for non-recurring costs related to the acquisition, including costs associated with the completion of the acquisition, costs associated with the restructuring of the workforce and the manufacturing footprint and non-cash costs related to accelerated depreciation of long-lived assets for periods subsequent to the acquisition. Also, no adjustments have been made for potential cost savings from information technology integration, accounting migration and other activities necessary to handle financial, tax and regulatory compliance and operational changes of manufacturing sites.

The unaudited pro forma condensed combined financial data have been prepared giving effect to the acquisition, which is accounted for as a purchase business combination in accordance with FASB Accounting Standards Codification 805, “Business Combinations”. The total purchase price for the Business was allocated to the net assets based upon preliminary estimates of fair value. The purchase price allocations for the acquisition are preliminary and further refinements are likely to be made based on the results of final valuations and consideration of fair values.

The unaudited pro forma adjustments are based upon available information and certain assumptions that H.B. Fuller believes are reasonable, which assumptions are described in the accompanying notes. The unaudited pro forma condensed combined statements of income exclude certain non-recurring charges that will be incurred in connection with the acquisition, including additional transaction and subsequent integration costs. The inventory fair value step up, expected to increase cost of sales by $3.3 million in 2012, has also been excluded.

The financial information of the Business has been extracted from the historical financial information of Forbo for the entities and assets acquired. The financial information was prepared in accordance with International Financial Reporting Standards (IFRS) as adopted by the International Accounting Standards Board (IASB) which is a method of accounting different from United States Generally Accepted Accounting Principles (U.S. GAAP) and prepared in Swiss francs. Unaudited pro forma adjustments have been made to convert the Business IFRS financial statements to U.S. GAAP. After application of U.S. GAAP adjustments, the Swiss francs amounts have been translated to U.S. dollars using historic exchange rates.

Unaudited Pro Forma Condensed Combined Balance Sheet

(amounts in thousands, except exchange rates)

As of March 3, 2012

	H.B. Fuller Company ($)	Business Acquired (IFRS) (CHF)	Business Acquired US GAAP Adjustments (CHF)		Business Acquired (US GAAP) (CHF)	Exchange Rate ($/CHF)	Business Acquired (US GAAP) ($)	Acquisition and Purchase Price Allocation[8] ($)	Pro Forma Combined ($)
Assets
Current assets
Cash and cash equivalents	149,877	—			—	1.0939	—	(4,725)	145,152
Trade receivables, net	244,641	80,730			80,730	1.0939	88,307	(893)	332,055
Inventories	163,466	68,527			68,527	1.0939	74,958	668	239,092
Other current assets	69,240	27,264	264	[2]	27,528	1.0939	30,112	(637)	98,715

Total current assets	627,224	176,521	264		176,785		193,377	(5,587)	815,014
Property, plant and equipment, net	252,893	81,680	(15,312	) [1]	66,368	1.0939	72,597	19,759	345,249
Goodwill	114,819	85,804			85,804	1.0939	93,861	43,835	252,515
Other intangibles, net	124,563	21,725			21,725	1.0939	23,765	95,595	243,923
Other assets and deferred taxes	136,158	1,263	27	[2]	1,290	1.0939	1,411	(1,283)	136,286

Total assets	1,255,657	366,993	(15,021)		351,972		385,011	152,319	1,792,987

Liabilities, redeemable non-controlling interest and total equity
Current liabilities
Notes payable	28,397				—	1.0939	—		28,397
Current maturities of long-term debt	26,250				—	1.0939	—	7,500	33,750
Trade payables	136,137	56,454			56,454	1.0939	61,752	128	198,017
Accrued compensation	33,377	6,589			6,589	1.0939	7,207	646	41,230
Income taxes payable	13,391	365			365	1.0939	399	177	13,967
Other accrued expenses	32,280	28,652			28,652	1.0939	31,341	(411)	63,210

Total current liabilities	269,832	92,060	—		92,060		100,699	8,040	378,571
Long-term debt, excluding current maturities	172,956				—	1.0939	—	392,500	565,456
Accrued pension liabilities	39,156	13,818			13,818	1.0939	15,115	(489)	53,782
Other liabilities and deferred taxes	41,875	7,554	(3,908)[1,2]		3,646	1.0939	3,988	17,477	63,340

Total liabilities	523,819	113,432	(3,908)		109,524		119,802	417,528	1,061,149
Commitments and contingencies	—				—	1.0939	—		—
Redeemable non-controlling interest	3,861				—	1.0939	—		3,861

Equity
Stockholders’ equity	727,602	253,561	(11,113	) [1]	242,448	1.0939	265,209	(265,209)	727,602
Non-controlling interests	375				—	1.0939	—		375

Total equity	727,977	253,561	(11,113)		242,448		265,209	(265,209)	727,977

Total liabilities, redeemable non-controlling interest and total equity	1,255,657	366,993	(15,021)		351,972		385,011	152,319	1,792,987

See accompanying notes to unaudited pro forma condensed combined financial data

Unaudited Pro Forma Condensed Combined Statement of Income

(amounts in thousands, except per share amounts and exchange rates)

Fiscal Year ended December 3, 2011

	H.B. Fuller Company	Business Acquired (IFRS)	Business Acquired US GAAP Adjustments		Business Acquired (US GAAP)	Exchange Rate	Business Acquired (US GAAP)	Acquisition and Purchase Price Allocation		Pro Forma Combined
	($)	(CHF)	(CHF)		(CHF)	($/CHF)	($)	($)		($)
Net revenue	1,557,552	507,052			507,052	1.1378	576,911			2,134,463
Cost of sales	(1,110,462)	(423,685)	500	[1]	(423,185)	1.1378	(481,489)	(1,235	) [5]	(1,593,186)

Gross profit	447,090	83,367	500		83,867		95,422	(1,235)		541,277
Selling, general and administrative expenses	(318,046)	(56,730)			(56,730)	1.1378	(64,546)	(11,084	) [5]	(393,676)
Special charges, net	(7,499)				—	1.1378	—	6,003	[4]	(1,496)
Asset impairment charges	(332)				—	1.1378	—			(332)
Other income (expense), net	4,590	(14,869)			(14,869)	1.1378	(16,918)	16,918	[3]	4,590
Interest expense	(10,811)	(7,629)			(7,629)	1.1378	(8,680)	(4,425	) [3,6]	(23,916)

Income before income taxes and income from equity method investments	114,992	4,139	500		4,639		5,278	6,177		126,447
Income taxes	(34,951)	458	(192	) [1]	266	1.1378	303	(1,379	) [7]	(36,027)
Income from equity method investments	9,006				—	1.1378	—			9,006

Net income including non-controlling interests	89,047	4,597	308		4,905		5,581	4,798		99,426
Net (income) loss attributable to non-controlling interests	58				—	1.1378	—	—		58

Net income	89,105	4,597	308		4,905		5,581	4,798		99,484

Earnings per share attributable to H.B. Fuller common stockholders
Basic	1.82									2.03
Diluted	1.79									2.00

Weighted-average common shares outstanding
Basic	48,991									48,991
Diluted	49,866									49,866

See accompanying notes to unaudited pro forma condensed combined financial data

Unaudited Pro Forma Condensed Combined Statement of Income

(amounts in thousands, except per share amounts and exchange rates)

Thirteen Weeks Ended March 3, 2012

	H.B. Fuller Company	Business Acquired (IFRS)	Business Acquired US GAAP Adjustments		Business Acquired (US GAAP)	Exchange Rate	Business Acquired (US GAAP)	Acquisition and Purchase Price Allocation		Pro Forma Combined
	($)	(CHF)	(CHF)		(CHF)	($/CHF)	($)	($)		($)
Net revenue	375,262	123,826			123,826	1.0730	132,864			508,126
Cost of sales	(261,156)	(102,884)	125	[1]	(102,759)	1.0730	(110,260)	(392	) [5]	(371,808)

Gross profit	114,106	20,942	125		21,067		22,604	(392)		136,318
Selling, general and administrative expenses	(83,331)	(13,978)			(13,978)	1.0730	(14,998)	(2,777	) [5]	(101,106)
Special charges, net	(6,482)				—	1.0730	—			(6,482)
Asset impairment charges	—				—	1.0730	—			—
Other income (expense), net	143	(1,999)			(1,999)	1.0730	(2,145)	2,145	[3]	143
Interest expense	(2,618)	(2,254)			(2,254)	1.0730	(2,419)	(784	) [3,6]	(5,821)

Income before income taxes and income from equity method investments	21,818	2,711	125		2,836		3,042	(1,808)		23,052
Income taxes	(8,683)	(540)	(48	) [1]	(588)	1.0730	(631)	682	[7]	(8,632)
Income from equity method investments	2,195				—	1.0730	—			2,195

Net income including non-controlling interests	15,330	2,171	77		2,248		2,411	(1,126)		16,615
Net (income) loss attributable to non-controlling interests	(25)				—	1.0730	—	—		(25)

Net income	15,305	2,171	77		2,248		2,411	(1,126)		16,590

Earnings per share attributable to H.B. Fuller common stockholders
Basic	0.31									0.34
Diluted	0.30									0.33

Weighted-average common shares outstanding
Basic	49,365									49,365
Diluted	50,253									50,253

See accompanying notes to unaudited pro forma condensed combined financial data

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(amounts in thousands, except per share amounts and exchange rates)

The unaudited pro forma condensed combined financial statements have been derived from the financial information of H.B. Fuller Company (“H.B. Fuller”) and the industrial adhesives and synthetic polymers business (“the Business”) of Forbo Holding AG (“Forbo”). The financial information of the Business was prepared in accordance with IFRS and in Swiss francs. Adjustments have been made to the Business information to present it in conformity with U.S. GAAP and in U.S. dollars. The acquisition has been treated as an acquisition with H.B. Fuller as the acquirer and the Business as the acquiree, assuming that the acquisition had been completed on March 3, 2012, for the unaudited pro forma condensed combined balance sheet and November 28, 2010 for the unaudited pro forma condensed combined statements of income.

Translation from Swiss francs to U.S. dollars

The financial information of the Business has been translated from Swiss francs to U.S. dollars:

•	In the unaudited pro forma condensed combined balance sheet using an exchange rate of $1.0939/CHF, the exchange rate at which H.B. Fuller completed the acquisition.

•

In the unaudited pro forma condensed combined statement of income for the fiscal year ended December 3, 2011, using an exchange rate of $1.1378/CHF, the average exchange rate during the period presented.

•	In the unaudited pro forma condensed combined statement of income for the 13 weeks ended March 3, 2012, using an exchange rate of $1.0730/CHF, the average exchange rate during the period presented.

U.S. GAAP adjustments

The following reclassification adjustments have been made to align the IFRS financial information of the Business with H.B. Fuller’s accounting policies under U.S. GAAP:

Note 1—Adjustments to property, plant and equipment, net. Land and buildings revaluations in the amount of CHF 15,312 were removed from property, plant and equipment, net and stockholders’ equity to conform with H.B. Fuller’s accounting policies under U.S. GAAP. The adjustment to stockholders’ equity was net of related deferred taxes of CHF 4,199. The related depreciation expense of CHF 500 for the year ended December 3, 2011 and CHF 125 for the 13 weeks ended March 3, 2012, were removed from cost of sales to conform with H.B. Fuller’s accounting policies under U.S. GAAP. The related income tax expense was estimated at the statutory rate in the local jurisdiction where the depreciation expense was incurred.

Note 2—Adjustments to deferred income taxes. U.S. GAAP requires deferred income taxes to be classified as current and non-current based on the nature of the associated asset or liability. IFRS requires all deferred tax to be classified as non-current. This resulted in an increase in other current assets of CHF 264, an increase in other non-current assets of CHF 27 and an increase in other non-current liabilities of CHF 291.

Other pro forma adjustments

The following entries reflect the pro forma adjustments related to the acquisition.

Note 3—Adjustment to the acquired Business historical income statement. The adjustments reflect the elimination of royalty fees and technology fees paid to Forbo by the Business prior to the acquisition. As part of the purchase agreement all licenses and related royalty assets were acquired by H.B. Fuller and therefore these fees will not continue in the future. See note 5 for explanation of the increase in amortization expense related to the fair value of the related assets as part of the acquisition in selling, general and administrative expenses.

The adjustments reflect the elimination of interest expense paid to Forbo by the Business prior to the acquisition as these intercompany liabilities were settled as part of the purchase agreement. The additional interest expense related to the H.B. Fuller aggregate borrowing of $400,000 has been added to the pro forma periods.

	Year ended December 3, 2011	13 Weeks ended March 3, 2012
Other income (expense), net	$16,918	$2,145
Interest expense	8,680	2,419

Note 4—Adjustment to the H.B. Fuller historical income statement. Adjustments have been made to Special charges, net in the amount of $6,003 for the fiscal year ended December 3, 2011 to remove the acquisition expenses directly related to the acquired Business which were incurred in the period. Acquisition related expenses included costs related to investment advisory, financial advisory, legal and valuation services and the expense to purchase a foreign currency option to hedge a portion of the acquisition purchase price. No adjustments have been made to Special charges, net for the thirteen weeks ended March 3, 2012 because the acquisition expenses directly related to organization consulting, investment advisory, financial advisory, legal and valuation services necessary to acquire the Business and financing expense to make a bridge loan available if needed were offset by a gain on the purchase of forward currency contracts to hedge the purchase price of the acquisition after the price was established.

Note 5—Adjustments to Depreciation and Amortization Expense. The adjustments reflect additional depreciation and amortization expenses associated with the fair market value adjustments to property, plant and equipment (included in cost of goods sold) and amortizable intangible assets (included in selling, general and administrative expenses):

	Year ended December 3, 2011	13 Weeks ended March 3, 2012
Property, plant and equipment	$1,235	$392
Amortizable intangible assets	11,084	2,777

Amortizable intangible assets, acquired and related useful lives:

	Net Identifiable Intangibles	Weighted average useful lives (in years)
Customer relationships	$55,980	12
Developed technology	42,190	11
Trademarks/trade names	20,710	8
Other	480	3

	$119,360

Note 6—Adjustments to Interest Expense. Adjustments have been made to interest expense as follows:

	Year ended December 3, 2011	13 Weeks ended March 3, 2012
Interest on the $250,000 of 4.12% Senior Notes	$10,498	$2,575
Interest on the $150,000 term loan at the initial rate of 1.75%	2,580	621
Amortization of additional deferred financing costs	27	7

	$13,105	$3,203

The $250,000 of 4.12 percent Senior Notes were issued on March 5, 2012 to fund a portion of the acquisition of the Business. The draw down of $150,000 term loan with an initial interest rate of 1.75 percent interest rate occurred on March 5, 2012 to fund a portion of the acquisition of the Business. Actual interest rates can vary from the interest rates assumed in the pro forma adjustment to interest expense. A one-eighth percentage point variance in the assumed interest rate would affect interest expense $185 for the year ended December 3, 2011 and $44 for the 13 weeks ended March 3, 2012.

Note 7—Adjustments to Income Tax Expense. Adjustments have been made to income tax expense to record the tax effects associated with the IFRS to U.S. GAAP depreciation expense adjustment, the Business historical income statement adjustments, the additional depreciation and amortization expense adjustments and the interest expense adjustments in the condensed combined statements of income. The tax effect of the IFRS to U.S. GAAP depreciation expense adjustment, the Business historical income statement adjustments, and the depreciation and amortization expense adjustments were estimated at the statutory rate in the local jurisdiction where expenses were incurred. The weighted average tax rate for these adjustments was 33.6 percent. The tax effect for the H.B. Fuller historical income statement adjustments was $1,634 for the fiscal year ended December 3, 2011. The tax effect of the interest expense adjustment was estimated at 38.4 percent, which is H.B. Fuller’s estimated marginal U.S. tax rate.

Note 8—Adjustment Based Upon Purchase Price Allocation. The unaudited pro forma condensed combined financial data includes adjustments based upon the preliminary purchase price allocation, and further adjustments may be made based on the completion of the final valuation of the acquisition and other reviews. The acquisition price of $404,725 was determined using an exchange rate of $1.0939 / CHF, the exchange rate at time H.B. Fuller completed the acquisition, and consists of 370,000 CHF for the Business. The following table summarizes the net assets acquired from Forbo and the pro forma purchase price allocation based on the March 5, 2012 unaudited combined financial statement of the Business:

Acquisition price	$404,725
Less net book value of the Business acquired	(265,209)

$139,516

Allocation of acquisition price less net book value of the Business acquired:
Trade receivables, net	$(893)
Inventories	668
Other current assets	(637)
Property, plant and equipment	19,759
Goodwill	43,835
Other intangibles, net	95,595
Other assets and deferred taxes	(1,283)

Trade payables	(128)
Accrued compensation	(646)
Income taxes payable	(177)
Other accrued expenses	411
Accrued pension liabilities	489
Other liabilities and deferred taxes	(17,477)

$139,516

The adjustment to the pension liability relates to an adjustment of the present value of the Business’ pension benefit obligations to fair value, reflecting a change from U.S. GAAP liability to funding liability in accordance with purchase accounting requirements.

The deferred income taxes adjustment relates to the recognition of deferred income taxes on the differences between financial accounting and income tax bases related to the allocation of excess purchase price to various assets and liabilities.

The following table summarizes the debt incurred from the Notes and the draw down of H.B. Fuller’s term loan to finance the acquisition. The acquisition was funded as follows:

Senior notes issued March 5, 2012	$250,000
Draw down of term loan on March 5, 2012	150,000

Increase in debt	400,000
Less current maturities	(7,500)

Total increase in long-term debt	$392,500